                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                 CRDENTIA CORP.
                                 --------------
                (Name of Registrant as Specified In Its Charter)

                   ___________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                [CRDENTIA LOGO]

                                 April 28, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Crdentia Corp. to be held at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, on Thursday, May 27, 2004 at 9:30 a.m., Pacific Time. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Your Board of Directors recommends that you vote in favor of the four proposals outlined in this Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our company. We look forward to seeing you at the Annual Meeting.

                               Sincerely,

                               /s/ James D. Durham

                               James D. Durham
                               Chairman of the Board and Chief Executive Officer

                                 CRDENTIA CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 2004
                             -----------------------


To the Stockholders of Crdentia Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Crdentia Corp., a Delaware corporation (the "Company"), will be held at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, on Thursday, May 27, 2004, at 9:30 a.m., Pacific Time, for the following purposes:

                  1. AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK. To amend the Company's Amended and Restated Certificate of Incorporation to authorize a reverse stock split of the Company's common stock.

                  2. ELECTION OF DIRECTORS. To elect two (2) Class II directors to the board of directors to hold office until their successors are duly elected and qualified.

                  3. ADOPTION OF THE 2004 STOCK INCENTIVE PLAN. To adopt the Company's 2004 Stock Incentive Plan, pursuant to which an aggregate of 2,400,000 shares of the Company's common stock will be authorized for issuance thereunder.

                  4. RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of BDO Seidman, LLP, as the independent auditors for the Company for the year ending December 31, 2004; and

                  5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

         The board of directors of the Company has fixed the close of business on April 23, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.


                                      By Order of the Board of Directors,


                                      /s/ James D. Durham

                                      James D. Durham
                                      CHAIRMAN OF THE BOARD AND
                                      CHIEF EXECUTIVE OFFICER

Dallas, Texas
April 28, 2004

                                                          Mailed to Stockholders
                                                      on or about April 28, 2004


                                 CRDENTIA CORP.
                         14114 DALLAS PARKWAY, SUITE 600
                               DALLAS, TEXAS 75254

                                 PROXY STATEMENT
                     FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
                     ---------------------------------------

GENERAL INFORMATION

         This proxy statement is furnished to the stockholders of Crdentia Corp., a Delaware corporation (the "Crdentia" or the "Company"), in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 27, 2004, at 9:30 a.m., Pacific Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

         Our complete mailing address is 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254. Our Internet Web site address is WWW.CRDENTIA.COM. Our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act are available free of charge in electronic or paper form upon request to us after they are electronically filed with, or furnished to, the Securities and Exchange Commission. All materials filed by us with the Commission also can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission's Web site at WWW.SEC.GOV. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

SOLICITATION, RECORD DATE AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on April 23, 2004 has been fixed as the record date (the "Record Date") for determining the holders of shares of our capital stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, we had 18,838,057 shares of common stock outstanding and entitled to vote at the Annual Meeting and 2,750,000 shares of Series A convertible preferred stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock and Series A convertible preferred stock, either in person or by proxy, voting together as a single class will constitute a quorum for the transaction of business at the Annual Meeting. The Company's Secretary, William
S. Leftwich, will tabulate votes cast by proxy and act as inspector of elections to tabulate votes cast in person at the Annual Meeting. Each outstanding share of common stock and Series A convertible preferred stock on the Record Date is entitled to one vote on all matters.

         Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a "no" vote on such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker "non-votes," and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained.

         With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate votes in the election of directors. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

CHANGE IN CONTROL OF THE COMPANY

         As of September 30, 2003, there were an aggregate of 7,950,166 shares of our common stock outstanding. In August 2003, we completed our acquisition of Baker Anderson Christie, Inc., a California corporation, pursuant to which we issued 480,000 shares of our common stock to the former stockholders of Baker Anderson Christie, Inc. In September 2003, we completed our acquisition of New Age Staffing, Inc., a Texas corporation, in connection with which we issued an aggregate of 6,884,614 shares of our common stock to the former stockholders of New Age Staffing, Inc. In October 2003, we completed our acquisition of Nurses Network, Inc., a California corporation, pursuant to which we issued 118,084 shares of our common stock to the former stockholders of Nurses Network, Inc. In December 2003, we completed our acquisition of PSR Nurse Recruiting, Inc., a Texas corporation, and PSR Nurses Holdings Corp., a Texas corporation, pursuant to which we issued an aggregate of 3,418,789 shares of our common stock to the former stockholders of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. In December 2003, we issued 1,750,000 shares of Series A convertible preferred stock to two investors in consideration for cash proceeds in the amount of $1,750,000.

         As a result of these issuances of our common stock in connection with our completed acquisitions and the issuance of our Series A convertible preferred stock, as of December 31, 2003, there were 18,838,057 shares of our common stock outstanding and 1,750,000 shares of our Series A convertible preferred stock outstanding (each share of which is entitled to vote on all matters submitted to the holders of our common stock). Following such issuances, as of December 31, 2003, these holders of our common stock and Series A convertible preferred stock held approximately 62.3% of our common stock (on an as-converted to common stock basis).

THE PROXY

         The persons named as proxyholders, James D. Durham and William S. Leftwich, were selected by our board of directors and currently serve as executive officers of the Company.

         All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, shares of our common stock or Series A convertible preferred stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the amendment to the Amended and Restated Certificate of Incorporation to authorize a reverse stock split of our common stock; FOR the election of Robert J. Kenneth and Robert P. Oliver as Class II directors to the board of directors to hold office until their successors are duly elected and qualified; FOR the adoption of our 2004 Stock Incentive Plan, pursuant to which an aggregate of 2,400,000 shares of our common stock will be authorized for issuance thereunder; and FOR the ratification of the appointment of BDO Seidman, LLP, as our independent auditors for the year ending December 31, 2004. We presently do not know of any other such business to be conducted at the Annual Meeting.

REVOCABILITY OF PROXY

         If the shares of common stock or Series A convertible preferred stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of William S. Leftwich, our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

                                 PROPOSAL NO. 1
 APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
              TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

OVERVIEW

         The board has approved a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-to-two to one-to-five. The board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our Amended and Restated Certificate of Incorporation to effect this reverse stock split whereby a number of outstanding shares of our common stock between and including two and five, such number consisting only of whole shares, will be combined into one share of our common stock. Pending stockholder approval, the board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Crdentia and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our common stock between and including two and five that will be combined into one share of our common stock, at any time before the first anniversary of this Annual Meeting. The board believes that stockholder approval of an amendment granting the board this discretion, rather than approval of a specified exchange ratio, provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Crdentia and its stockholders.

         The text of the form of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this amendment, stockholders will approve an amendment to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and five would be combined into one share of our common stock and authorize the board to file such amendment as determined by the board in the manner described herein. The board may also elect not to do any reverse split.

         If approved by the stockholders, and following such approval the board determines that effecting a reverse stock split is in the best interests of Crdentia and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the board within the limits set forth in this proposal to be combined into one share of our common stock.

         If the board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, Crdentia is authorized to issue up to a total of 60,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock and 50,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 60,000,000, consisting of 10,000,000 shares of preferred stock and 50,000,000 shares of common stock. The par value of our common stock and preferred stock would remain unchanged at $0.0001 per share as well. Currently, the board does not have any definite plans with regard to the authorized but unissued shares of our common stock following the reverse stock split.

REASONS FOR THE REVERSE STOCK SPLIT

         The board believes that a reverse stock split may be desirable for a number of reasons. First, the board believes that a reverse stock split may better enable us to list our stock on a national exchange or market. Second, the board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Third, the board believes that a reverse stock split is desirable in order to increase our common stock price in the near term while we continue to progress towards achieving our business objectives.

         Our common stock is currently quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board"). The board believes that it is in the best interests of Crdentia and its stockholders to list our common stock on a national exchange or market. Alternative markets like the OTC Bulletin Board or the "pink sheets" maintained by the National Quotation Bureau, Inc. are generally considered to be less efficient and not as widely followed as other exchanges or markets like those operated by the Nasdaq Stock Market, Inc. ("Nasdaq") or the American Stock Exchange.

         In order for us to list our common stock on a market operated by Nasdaq or the American Stock Exchange, we must satisfy certain listing standards, some of which standards require a minimum bid price. For example, certain listing standards of the Nasdaq SmallCap Market would require that our common stock have a minimum bid price of at least $4.00 per share and certain listing standards of the Nasdaq National Market would require that our common stock have a minimum bid price of at least $5.00 per share. In addition, certain of the listing standards of the American Stock Exchange would require that our common stock have a minimum bid price of at least $3.00 per share. As of March 26, 2004, the high bid price for our common stock as reported on the OTC Bulletin Board was $1.60 per share.

         The board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we would be better able to satisfy the minimum bid price listing standards of a national market or exchange like Nasdaq or the American Stock Exchange. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock split for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the minimum bid price for a sustained period of time. The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, the board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, will result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price requirement.

         The board also believes that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

         The board is hopeful that the price of our common stock will increase as a result of improvements in our business. The board believes that the market price of our common stock will increase to the extent we are able to achieve commercial success over time. Nevertheless, the board believes that a reverse stock split is desirable because of the anticipated higher market price of our common stock resulting from such action.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

         If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the board that a reverse stock split (with an exchange ratio determined by the board as described above) is in the best interests of Crdentia and its stockholders. The determination by the board as to whether the reverse split will be effected, if at all, will be based upon certain factors, including meeting the listing requirements for a national market or exchange like Nasdaq or the American Stock Exchange, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the board determines to effect the reverse stock split, the board will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock.

         Notwithstanding approval of the reverse stock split by the stockholders, the board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one-year anniversary of this Annual Meeting, as permitted under Section 242(c) of the Delaware General Corporation Law. If the board fails to implement any of the reverse stock splits prior to the one-year anniversary of this Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLIT

         After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

         The reverse stock split would not reduce the number of shares of Series A convertible preferred stock that are outstanding. Rather, the reverse stock split would reduce the number of shares of our common stock issuable upon conversion of our Series A convertible preferred stock by increasing the conversion price of the Series A convertible preferred stock in proportion to the exchange ratio of the reverse stock split in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series A convertible preferred stock. We currently have 2,750,000 shares of Series A convertible preferred stock issued and outstanding, each of which is convertible into one share of our common stock. The par value of the Series A convertible preferred stock would remain at $0.0001 per share following the effective time of the reverse stock split, and the number of shares of Series A convertible preferred stock issued and outstanding would remain unchanged.

         Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in Crdentia, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

         The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

         If the proposed reverse stock split is implemented, it will increase the number of stockholders of Crdentia who own "odd lots" of less than 100 shares of our common stock and decrease the number of stockholders who own "whole lots" of 100 shares or more of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, certain listing standards of exchanges or markets like those operated by Nasdaq or the American Stock Exchange may require that we have a certain minimum number of holders of whole lots.

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented (and depending on whether we choose thereafter to list our common stock on another market or exchange), our common stock will continue to be reported on the OTC Bulletin Board under the symbol "CRNC."

         The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

EFFECTIVE DATE

         The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the board within the limits set forth in this proposal.

PAYMENT FOR FRACTIONAL SHARES

         No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the fair market value of our common stock as determined by our board of directors on the effective date by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

         The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

         Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

         The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

         A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any shareholder's proportionate ownership of the Company.

         No gain or loss will be recognized by us as a result of the reverse stock split.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of our common stock and Series A convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Abstentions will have the same effect as "no" votes on this proposal, whereas broker "non-votes" will have no effect.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
    THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
               EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

                                 PROPOSAL NO. 2
                              ELECTION OF DIRECTORS

GENERAL

         Our board of directors is currently comprised of three classes of directors generally consisting of two directors in each class with staggered three-year terms. The directors in each class serve for their respective terms or until their successors have been duly elected and qualified. Upon expiration of the term of a particular class, directors elected to the class will serve for a term of three years following expiration of the term.

         The purpose of this proposal is to nominate two directors for election to our board of directors for a term ending upon the 2007 Annual Meeting of Stockholders. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors. The nominees for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Crdentia Corp.

NOMINEES FOR TERM ENDING UPON THE 2007 ANNUAL MEETING OF STOCKHOLDERS

         ROBERT J. KENNETH, 68, has served as a member of our board of directors since October 2002. Since March 1971, Mr. Kenneth has served as President of Kenneth Associates, a privately held company that he founded which provides staffing and professional services to hospitals and physicians in California, focused on on-site billing staff and management as well as off-site billing services with a goal of reducing accounts receivable. Mr. Kenneth has served on the Board of Trustees of St. Francis Memorial Hospital and the Board of Overseers for the University of California School of Nursing and is a member of the Healthcare Financial Management Association and the American Guild of Patient Accounts Managers. Mr. Kenneth received a bachelor of arts degree in business administration from Roosevelt University and a masters degree in business administration from Golden Gate University.

         ROBERT P. OLIVER, 76, has served as a member of our board of directors since October 2002. Since 1970, Mr. Oliver has served as the President of CorDev Financial, Inc., a privately held company that he founded specializing in growth-oriented executive and operational consulting, as well as mergers and acquisitions. Mr. Oliver has also served in a variety of management positions in companies in the fields of computer service and software, automotive manufacturing and distribution, publishing, international pipeline construction and real estate development. Mr. Oliver received a bachelor of science degree in engineering from the United States Naval Academy.

DIRECTORS WITH TERM ENDING UPON THE 2006 ANNUAL MEETING OF STOCKHOLDERS

         THOMAS F. HERMAN, 63, has served as a member of our board of directors since September 2003. Since January 2004, Mr. Herman has served as the managing partner of Oak Harbor Partners, LLC, a boutique financial services firm that specializes in mergers, acquisitions and financed business expansion. From June 2003 to January 2004, Mr. Herman served as Chief Operating Officer of Good Guys, Inc., a consumer electronics retailer. From July 2001 to June 2003, Mr. Herman served as managing partner of Oak Harbor Partners, LLC. From December 1998 to July 2001, Mr. Herman served as President and Chief Executive Officer of Employment Law Learning Tech, a distance learning company focused on employment law. Mr. Herman received a bachelor of science degree in political science from the University of Oregon and a masters degree in business administration from the University of California at Berkeley.

         C. FRED TONEY, 38, has served as a member of our board of directors since December 2003. Since December 2001, Mr. Toney has served as a managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P. MedCap Management & Research LLC is an investment advisory firm specializing in healthcare, life sciences and medical technology and devices. From February 2001 to November 2001, Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, through the sale of its five primary operating divisions, and from July 1999 to February 2001 as Executive Vice President and Chief Financial Officer. Mr. Toney previously served as senior managing partner, director of research and research analyst at Pacific Growth Equities, Inc., an investment banking and institutional brokerage firm. Mr. Toney previously served as research analyst or associate at Volpe, Welty & Company, an investment banking firm; RCM Capital Management, an investment management firm; Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking and institutional brokerage firm; and Phamavite Pharmaceuticals Corporation, a pharmaceutical manufacturing firm. Mr. Toney received a bachelor of arts degree in economics and English from the University of California at Davis.

DIRECTORS WITH TERM ENDING UPON THE 2005 ANNUAL MEETING OF STOCKHOLDERS

         JOSEPH M. DELUCA, 47, has served as a member of our board of directors since October 2002. Since March 1996, Mr. DeLuca has served as a managing member of Healthcare Investment Visions LLC, a research, business development and management consultancy located in the San Francisco, California area. From 1985 to 1995, Mr. DeLuca served as President of JDA, a consulting firm he founded which provided information systems strategy, vendor selection, development, implementation and management services to healthcare provider organizations. From 1984 to 1985, Mr. DeLuca served as a senior manager with Computer Synergy Inc., a public company which developed hospital information systems. Mr. DeLuca received a bachelor of science degree in biology from Lawrence University and a masters degree of arts-health services administration from the University of Wisconsin at Madison.

         JAMES D. DURHAM, 57, has been our Chief Executive Officer and the Chairman of our board of directors since his founding of Crdentia in August 2002. From September 1993 to June 2000, Mr. Durham served as Chairman and Chief Executive Officer of QuadraMed Corporation, a public company which offers a suite of software products and services focused on the financial and clinical needs of hospitals. Mr. Durham received a bachelor of science degree in industrial engineering from the University of Florida and a masters degree in business administration from the University of California at Los Angeles. Mr. Durham is a certified public accountant.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, from February 2001 to November 2001 and served as Executive Vice President and Chief Financial Officer from July 1999 to February 2001. HealthCentral.com, Inc. filed a petition for Chapter 11 reorganization under the federal bankruptcy code in October 2001.

BOARD COMMITTEES AND MEETINGS

         Our board of directors held ten meetings during our fiscal year ended December 31, 2003. Our board of directors has an audit committee and a compensation committee. Each director attended 75% or more of the aggregate of
(i) the total number of meetings of our board of directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of our board of directors on which the director served (during the periods that he served).

         Although the board of directors does not have a formal policy regarding attendance by members of the board at the Annual Meeting, it encourages directors to attend and historically more than a majority have done so. For example, each of our then-current directors attended the 2003 Annual Meeting of Stockholders. The board of directors and any nominating committee formed will consider during the upcoming year formalizing this excellent attendance record into a formal policy, so as to maximize attendance by directors, taking into account the directors' schedules and the timing requirements of applicable law.

         Our compensation committee currently consists of two directors, Mr. Kenneth, who serves as chairman of the committee, and Mr. Herman, and is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The committee held three meetings during our 2003 fiscal year.

         Our audit committee currently consists of three directors, Mr. De Luca, who serves as chairman of the committee, Mr. Oliver and Mr. Toney. Each of the members of the audit committee is independent as defined pursuant to Rule 4200 of the National Association of Securities' Dealers listing standards and as required by applicable law and the Securities and Exchange Commission. Our board of directors has designated Mr. Toney as the audit committee's financial expert.

         The audit committee generally meets at least quarterly to review our financial statements and to perform its other functions. The audit committee was formed in August 2003 and thereafter held two meetings during our 2003 fiscal year. The board of directors adopted and approved a charter for the audit committee in December 2003, a copy of which is attached as Appendix B.

         Given our limited operating history, our board of directors has yet not formed a nominating committee for the election of directors. Currently, our full board of directors designates nominees for election to the board at each Annual Meeting of Stockholders. The board of directors intends to consider the formation of a nominating committee in the upcoming year with a view to forming such a committee prior to the 2005 Annual Meeting of Stockholders.

         Historically, the board of directors has not adopted a formal policy concerning stockholder recommendations regarding the election of directors. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. Although our board of directors has historically designated nominees for election, the board will consider nominations submitted by our stockholders, and our bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the board of directors at the Annual Meeting. To date, the board has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among the slate of nominees in the proxy statement. The board of directors and any nominating committee that is formed will consider this matter fully during the upcoming year with a view to adopting a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

         In evaluating director nominees, the board of directors considers a number of factors, including the appropriate size of the board of directors; the knowledge, skills and experience of nominees, including experience in business, finance, administration or healthcare in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board; experience with accounting rules and practices; and the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members. The board of directors' goal is to assemble a board that brings a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board also considers candidates with appropriate non-business backgrounds. Other than the foregoing there are no stated minimum criteria for director nominees, although the board of directors and any nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

         The board of directors identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the board of directors decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board of directors are polled for suggestions as to individuals meeting the desired criteria. Research may also be performed to identify qualified individuals. To date, the board has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it reserves the right in the future to retain a third party search firm, if necessary.

         Stockholders seeking to nominate persons for election as directors at our 2005 Annual Meeting of Stockholders should submit such nominations in writing to Crdentia Corp., c/o Corporate Secretary, 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254. In order to ensure that our board of directors has a reasonable opportunity to evaluate such nominations, such nominations must be submitted no later than December 29, 2004.

         Historically, we have not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

DIRECTOR COMPENSATION

         Non-employee directors receive an annual payment of $20,000 for their service as members of the board of directors, including attending meetings of the board of directors. Members of the audit committee receive an additional annual payment of $5,000 for their service as members of audit committee. All directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

         In addition, non-employee directors are issued 100,000 shares of common stock (or options to purchase such shares) upon their election to our board. Such non-employee directors will thereafter be issued 25,000 shares of common stock (or options to purchase such shares) in each of the next two years of their three year term, except for the chairman of the audit committee, who will receive an aggregate of 50,000 shares of common stock (or options to purchase such shares) in each of the next two years. Each such grant will have a purchase price or exercise price per share equal to the fair market value per share of our common stock on the date of such grant. The board of directors may decide to implement this policy pursuant to an automatic grant program under the 2004 Stock Incentive Plan being presented to the stockholders in this proxy statement.

         In accordance with this policy, in December 2003, we issued to each of Mr. Herman and Mr. Toney an option to purchase 100,000 shares of our common stock with an exercise price of $0.96 in connection with their respective appointments to our board of directors. Such options have a ten year term and vest over a three year period, with one third of the shares subject to the option vesting after the first year and the remainder of the shares subject to the option vesting in equal amounts over the next twenty-four months thereafter.

REQUIRED VOTE

         The two candidates receiving the highest number of affirmative votes of the shares of common stock and Series A convertible preferred stock entitled to vote at the Annual Meeting and voting together as a single class will be elected as directors of Crdentia Corp. Abstentions and broker non-votes will have no effect on the vote.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 3
            APPROVAL OF THE CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

    GENERAL

         Our stockholders are being asked to act upon a proposal to approve the Crdentia Corp. 2004 Stock Incentive Plan (the "2004 Plan"). The board approved the adoption of the 2004 Plan in April 2004, to be effective only upon approval by our stockholders at the Annual Meeting. The board believes that the attraction and retention of high quality personnel are essential to our continued growth and success and that a stock incentive plan such as the 2004 Plan is necessary for us to remain competitive in our compensation practices.

         If approved by the stockholders, a total of 2,400,000 shares of common stock will be initially reserved for issuance under the 2004 Plan, subject to adjustment in the event of a stock split, stock dividend, or other similar change in our common stock or capital structure. Commencing on the first business day of each calendar year beginning in 2005, the number of shares of stock reserved for issuance under the 2004 Plan (including issuance as incentive stock options) will be increased annually by a number equal to the lesser of (a) 5% of the total number of shares outstanding as of that date, (b) 3,000,000 shares or (c) a lesser number of shares determined by the board.

         Capitalized terms used in this Proposal No. 3 shall have the same meaning as in the 2004 Plan unless otherwise indicated.

         A general description of the principal terms of the 2004 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2004 Plan, a copy of which is attached to this proxy statement as Appendix C and is incorporated herein by reference.

GENERAL DESCRIPTION

         PURPOSE. The purpose of the 2004 Plan is to provide our employees, directors and consultants, whose present and potential contributions are important to our success, with an incentive, through ownership of our common stock, to continue in service and to help us compete effectively with other enterprises for the services of qualified individuals.

         SHARES RESERVED FOR ISSUANCE UNDER THE 2004 PLAN. If approved by the stockholders, a total of 2,400,000 shares of common stock will be initially reserved for issuance under the 2004 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in our common stock or capital structure. Commencing on the first business day of each calendar year beginning in 2005, the number of shares of stock reserved for issuance under the 2004 Plan (including issuance as incentive stock options) will be increased annually by a number equal to the lesser of (a) 5% of the total number of shares outstanding as of that date, (b) 3,000,000 shares or (c) a lesser number of shares determined by the board. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant's commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares.

         ADMINISTRATION. The 2004 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the "Administrator"), defined as the board of directors or one or more committees designated by the board. With respect to grants to officers and directors, any committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code.

         TERMS AND CONDITIONS OF AWARDS. The 2004 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as "awards"). Stock options granted under the 2004 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2004 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

         Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of our common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal No. 3, "SHARES RESERVED FOR ISSUANCE UNDER THE 2004 PLAN"), to approve award agreements for use under the 2004 Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the 2004 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2004 Plan as the Administrator deems appropriate.

         Each award granted under the 2004 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

         The term of any incentive stock option granted under the 2004 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of Crdentia or any parent or subsidiary of Crdentia), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award. The term of all other awards granted under the 2004 Plan shall be determined by the Administrator.

         The 2004 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of Crdentia or any parent or subsidiary of Crdentia). In the case of all other awards granted under the 2004 Plan, the exercise price or base appreciation amount shall be determined by the Administrator. In the case of options or stock appreciation rights intended to qualify as performance-based compensation, the exercise price or base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

         The 2004 Plan provides that (a) any reduction of the exercise price of any option awarded under the 2004 Plan shall be subject to stockholder approval and (b) canceling any option awarded under the 2004 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

         Under the 2004 Plan, the Administrator may establish one or more programs under the 2004 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2004 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees. The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of Crdentia as specified in the award agreements to be issued under the 2004 Plan.

         TERMINATION OF SERVICE. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2004 Plan terminates continuous service with Crdentia, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

         TRANSFERABILITY OF AWARDS. Under the 2004 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2004 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

         SECTION 162(m) OF THE CODE. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant's commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and its determination shall be final, binding and conclusive. Under Code Section 162(m), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to a Covered Employee. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of our common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

         For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2004 Plan contains a list of performance criteria that may be considered by the Administrator when granting performance-based awards.

         CHANGE IN CAPITALIZATION. Subject to any required action by our stockholders, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2004 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration or (iii) as the Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

         CORPORATE TRANSACTION/CHANGE IN CONTROL. In the event of a corporate transaction or change in control (each as defined in the 2004 Plan), the Administrator shall have the discretion to provide that outstanding awards shall automatically become fully vested and exercisable for all or a portion of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction or change in control. Effective upon the consummation of a corporate transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity.

         AMENDMENT, SUSPENSION OR TERMINATION OF THE 2004 PLAN. The board may at any time amend, suspend or terminate the 2004 Plan. The 2004 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any such amendment to the 2004 Plan in such a manner and to such a degree as required.

CERTAIN FEDERAL TAX CONSEQUENCES

         The following summary of the federal income tax consequences of 2004 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

         NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

         INCENTIVE STOCK OPTIONS. The grant of an incentive stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

         If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

         The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

         RESTRICTED STOCK. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

         Recipients of restricted stock may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

         STOCK APPRECIATION RIGHTS. Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

         We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

         RESTRICTED STOCK UNITS. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

         We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

         DIVIDENDS AND DIVIDEND EQUIVALENTS. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

NEW PLAN BENEFITS

         As of the date of this proxy statement, no outside director and no associate of any director or officer has been granted any awards subject to stockholder approval of the proposed 2004 Plan. Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of our common stock and Series A convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the adoption of the Crdentia Corp. 2004 Stock Incentive Plan. Abstentions will have the same effect as "no" votes on this proposal, whereas broker "non-votes" will have no effect.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
          FOR APPROVAL OF THE CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                                 PROPOSAL NO. 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         BDO Seidman, LLP, has been selected by the board of directors to be our independent auditors for the fiscal year ending December 31, 2004. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock and Series A convertible preferred stock voting at the Annual Meeting in person or by proxy, management will review its future selection of independent auditors.

         We anticipate that the proposed audit partner from BDO Seidman, LLP will be present at the Annual Meeting. This representative of BDO Seidman, LLP will have the opportunity to make statements at the Annual Meeting if he or she desires to do so and is expected to be available to respond to appropriate questions.

         Our independent auditor for the fiscal year ending December 31, 2002 was Sanford H. Feibusch. Mr. Feibusch resigned as our independent auditor following his preparation of the report dated February 5, 2003 on our consolidated financial statements as of December 31, 2002, for the four months then ended and for the period from November 10, 1997 to December 31, 2002. We engaged BDO Seidman, LLP as our independent auditor on or about April 28, 2004. The decision to change auditors was approved by our board of directors.

         In connection with his services in the fiscal year ended December 31, 2002, Mr. Feibusch prepared (i) a report dated February 5, 2003 on our consolidated financial statements for the four months ended December 31, 2002 and 2001, and for the period from November 10, 1997 (date of inception) to December 31, 2002, and (ii) a report dated November 7, 2002 on our consolidated financial statements for the years ended August 31, 2002 and 2001, and for the period from November 10, 1997 (date of inception) to August 31, 2002. Except as indicated herein, neither report contained an adverse opinion or disclaimer of opinion nor was either qualified or modified as to uncertainty, audit scope or accounting principles. Both reports were qualified, however, as to our ability to sustain as a going concern without securing additional funding. With respect to each of the reports, there were no disagreements with Mr. Feibusch on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Mr. Feibusch would have caused him to make reference thereto in his report on the financial statements for such periods.

         We previously provided Mr. Feibusch with a copy of the foregoing disclosures and advised him in writing that, if he believed such disclosures to be incorrect or incomplete, he could present his views in a brief statement which we would include in this proxy statement.

AUDIT FEES

         The aggregate fees billed by BDO Seidman, LLP for professional services rendered in the fiscal year ending December 31, 2003 were approximately $125,500. No audit or other services were performed by BDO Seidman, LLP in the fiscal year ending December 31, 2002.

         No audit or other services were performed by Mr. Feibusch in the fiscal year ending December 31, 2003. The aggregate fees billed by Mr. Feibusch for professional services rendered in the fiscal year ending December 31, 2002 were $7,000 for the audit of consolidated financial statements for (i) the four months ended December 31, 2002 and 2001, and for the period from November 10, 1997 (date of inception) to December 31, 2002, and (ii) for the years ended August 31, 2002 and 2001, and for the period from November 10, 1997 (date of inception) to August 31, 2002.

TAX FEES AND ALL OTHER FEES

         The aggregate fees billed by BDO Seidman for the fiscal year ending December 31, 2003 other than as stated above under the caption "Audit Fees" were approximately $152,600. These fees were primarily for tax and other audit services rendered in connection with our acquisition of New Age Staffing, Inc., PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. No fees were billed by Mr. Feibusch for the fiscal years ending December 31, 2002 and 2003 other than as stated above under the caption "Audit Fees."

         The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. All of the services described above under the caption "Tax Fees and All Other Fees" were approved by the audit committee.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of our common stock and Series A convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the ratification of the selection of BDO Seidman, LLP as our independent auditors for year 2004. Abstentions will have the same effect as "no" votes on this proposal, whereas broker "non-votes" will have no effect.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
                       THE SELECTION OF BDO SEIDMAN, LLP.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2004, unless otherwise noted, by:

     o   each of our named executive officers;

     o   each of our directors and nominees;

     o each person known by us to beneficially own more than 5% of our common stock; and

     o   all of our executive officers, directors and nominees as a group.

         Information with respect to beneficial ownership has been furnished by each executive officer, director, nominee or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of March 23, 2004, if any.

         Percentage of beneficial ownership is based on 21,588,057 shares, consisting of 18,838,057 shares of our common stock outstanding as of March 23, 2004 and 2,750,000 shares of common stock issuable upon conversion of our Series A convertible preferred stock. Unless otherwise indicated, the address for the following stockholders is c/o Crdentia Corp., 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254.

                                                                                    PERCENTAGE
                                                             NUMBER OF SHARES        OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------------------------------------------------- -------------------- -------------------
EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES:
James D. Durham (1)......................................           4,864,420           19.93%
Pamela Atherton (2)......................................             631,765            2.90%
Lawrence M. Davis........................................             118,730             *
Joseph M. DeLuca (3).....................................             245,715            1.13%
Thomas F. Herman.........................................              --                  --
Robert J. Kenneth (4)....................................             159,042             *
Robert P. Oliver (5).....................................             197,143             *
C. Fred Toney (6)........................................           2,000,000            9.26%

5% STOCKHOLDERS:
MedCap Partners, L.P. (6)................................           2,000,000            9.26%
    500 Third Street, Suite 535
    San Francisco, CA  94107
Nicholas R. Liuzza, Sr...................................           2,352,910           10.90%
    28 Monte Carlo Drive
    Kenner, LA  70065
Nicholas Liuzza, Jr......................................           2,016,780            9.34%
    339 Turner Road
    Middletown, RI 02842
Cynthia Permenter (7)....................................           1,876,515            8.07%
    12107 Leuders Lane
    Dallas, Texas  75230
Robin D. Riddle (8)......................................           1,495,963            6.72%
    6404 Sudbury
    Plano, TX 75024
All directors, executive officers and nominees as a group          8,098,085            32.70%
    (8 persons)..........................................
_______________

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)  Includes (i) 1,200,000 shares of common stock held with his spouse, Sandra
     J. Durham, as community property; (ii) 40,000 shares of common stock held by Paine Webber as custodian for the IRA FBO James D. Durham; (iii) 607,142 shares of common stock held by the James D. Durham Living Trust (1997), as amended; (iv) 200,000 shares of common stock held by RCMJ, LLC, as its managing member; (v) 50,000 shares of common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible secured promissory noted in the aggregate principal amount of $50,000; and (vi) 2,767,278 shares of common stock issuable within 60 days of March 23, 2004 upon the exercise of rights pursuant to a Common Stock Purchase Agreement dated May 15, 2002. Mr. Durham is the managing member of RCMJ, LLC.

(2) Includes 231,834 shares subject to options exercisable within 60 days of March 23, 2004.

(3) Includes (i) 100,000 shares of common stock held by Mr. DeLuca; (ii) 47,379 shares of common held by the DeLuca Trust dated 1/7/2000; (iii) 23,336 shares of common stock held by Health Care Investment Visions, LLC; (iv) 50,000 shares of common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible secured promissory note in the aggregate principal amount of $50,000 issued to the DeLuca Trust dated 1/7/2000; and (v) 25,000 shares of common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible secured promissory note in the aggregate principal amount of $25,000 issued to Health Care Investment Visions, LLC. Mr. DeLuca is the trustee of the DeLuca Trust dated 1/7/2000 and is a managing member of Health Care Investment Visions, LLC. Mr. DeLuca disclaims beneficial ownership of the shares held by the DeLuca Trust dated 1/7/2000 and Health Care Investment Visions, LLC, except to the extent of his pecuniary interest therein.

(4) Includes (i) 100,000 shares of common stock held by Mr. Kenneth; and (ii) 59,042 shares of common stock held by the Kenneth Family Trust U/A 3/11/87.

(5) Includes (i) 100,000 shares of common stock held by Mr. Oliver; (ii) 47,143 shares held by the RP Oliver Community Property Trust; and (iii) 50,000 shares of common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible secured promissory note in the aggregate principal amount of $50,000.

(6) Includes 2,000,000 shares of Series A convertible preferred stock held by MedCap Partners, L.P. C. Fred Toney, a member of our board of directors, is managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P. Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners, L.P., except to the extent of his pecuniary interest therein.

(7) Includes (i) 225,000 share of common stock held by Ms. Permenter; (ii) 1,530,303 shares of our common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible promissory note in the aggregate principal amount of $2,525,000 issued to Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc.; and (iii) 121,212 shares of our common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible promissory note in the aggregate principal amount of $200,000 issued to Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc. Ms. Permenter is President of each of Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc. and disclaims beneficial ownership except to the extent of her pecuniary interests therein. The number of shares issuable upon the conversion of the convertible promissory notes was calculated assuming a per share conversion price of $1.65, the closing bid price of our common stock as quoted on the OTC Bulletin Board on March 23, 2004.

(8) Includes (i) 837,242 share of common stock held by Ms. Riddle; and (ii) 658,721 shares of our common stock issuable within 60 days of March 23, 2004 upon conversion of a certain convertible promissory note in the aggregate principal amount of $1,086,889 issued to Ms. Riddle. The number of shares issuable upon the conversion of the convertible promissory notes was calculated assuming a per share conversion price of $1.65, the closing bid price of our common stock as quoted on the OTC Bulletin Board on March 23, 2004.

                               EXECUTIVE OFFICERS

         The executive officers of the Company as of March 31, 2004 are as follows:


  NAME                           AGE             POSITION
  ----                           ---             --------

  James D. Durham...............  57    Chairman and Chief Executive Officer

  Pamela Atherton...............  55    President

  William S. Leftwich...........  54    Chief Financial Officer and Secretary

         JAMES D. DURHAM, 57, has been our Chief Executive Officer and the Chairman of our board of directors since his founding of Crdentia in August 2002. From September 1993 to June 2000, Mr. Durham served as Chairman and Chief Executive Officer of QuadraMed Corporation, a public company which offers a suite of software products and services focused on the financial and clinical needs of hospitals. Mr. Durham received a bachelor of science degree in industrial engineering from the University of Florida and a masters degree in business administration from the University of California at Los Angeles. Mr. Durham is a certified public accountant.

         PAMELA ATHERTON, 55, has been our President since August 2002. From January 2001 to May 2002, Ms. Atherton served as the Vice President in a division of Appriss, Inc., a voice application service provider specializing in providing innovative voice solutions for the healthcare industry. From March 1996 to July 2000, Ms. Atherton served as Chairman and Chief Executive Officer of Aperture Credentialing, Inc., a company she founded which provides data management of physician information for provider credentialing. From February 1992 to January 1997, Ms. Atherton served as Chief Executive Officer of Resource Factor, a privately held female business enterprise that she founded, which specialized in per diem and mobile nurse/allied health staffing and provided nurses nationwide to perform physician office site visits and HEDIS data collection. From 1982 to 1992, Ms. Atherton held numerous field and corporate positions at Humana, Inc., including corporate director of nursing/allied heath recruitment and retention. Ms. Atherton received a bachelor of arts degree in English from Kentucky Southern College and a masters degree in English from the University of Louisville.

         WILLIAM S. LEFTWICH, 54, has been our Chief Financial Officer and Secretary since December 2003. From January 2002 to March 2004, Mr. Leftwich was a partner in the Dallas office of Tatum CFO Partners LLP, a professional services firm. From May 1999 to January 2002, Mr. Leftwich was Chief Financial Officer of Digital Convergence Corp., a data collection company. From March 1995 to May 1999, Mr. Leftwich served as Chief Financial Officer of Viewcast Corporation, a developer and manufacturer of high quality standards-based video communication equipment. From January 1993 to March 1995, Mr. Leftwich served as Chief Financial Officer, Treasurer and Secretary of Integrated Security Systems, Inc., a manufacturer, developer and distributor of fully integrated building security solutions. Mr. Leftwich received a bachelor of business administration degree in accounting from Texas A&M University. Mr. Leftwich is a certified public accountant.

EXECUTIVE COMPENSATION

         The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2002 and 2003 by our Chief Executive Officer. This table also sets forth summary information for Pamela Atherton, our President, and for Lawrence M. Davis, our former Chief Financial Officer and Secretary who resigned in November 2003 and who would have otherwise been includable in such table on the basis of salary and bonus earned for the fiscal year ended December 31, 2003. We refer to our Chief Executive Officer and these other executive officers as our "named executive officers" in this proxy statement.

                                               SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                           ANNUAL COMPENSATION         COMPENSATION AWARD
                                           -------------------     ----------------------------
                                                                                     SECURITIES
                                                                    RESTRICTED        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR(1)   SALARY        BONUS     STOCK AWARD(S)    OPTIONS/SARS      COMPENSATION
---------------------------      -------   ------        -----     --------------    ------------      ------------
James D. Durham.............     2003      $200,000         -                           7,000,000            -
----------------------------     2002       $66,667         -                           2,767,278 (2)
   CHAIRMAN AND
   CHIEF EXECUTIVE OFFICER
   Pamela Atherton..........     2003     $71,934 (3)       -              -             618,224
   PRESIDENT                     2002          -            -          $2,667(4)            -                -
                                                                                                         $26,361(5)
Lawrence M. Davis...........     2003      $109,000         -                               -                -
   FORMER CHIEF FINANCIAL        2002       $18,350         -          $2,000(6)            -                -
   OFFICER AND SECRETARY
____________

(1) Neither Mr. Durham, Ms. Atherton nor Mr. Davis was employed by us or rendered services to us during the fiscal year ending December 31, 2001.

(2) Subject to the terms and conditions of a Common Stock Purchase Agreement dated May 15, 2002 by and between Mr. Durham and us, Mr. Durham had the right to purchase at a purchase price of $0.0001 per share, up to a number of additional shares of our common stock equal to twenty-five (25%) of the aggregate number of additional shares of our common stock and other securities convertible into common stock issued or issuable in connection with any acquisitions we complete on or before August 7, 2004. We have issued an aggregate of 11,069,110 shares as consideration for our four completed acquisitions of Baker Anderson Christie, Inc., New Age Staffing, Inc., Nurses Network, Inc. and PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. As a result of the completion of these acquisitions, Mr. Durham has the right to purchase up to 2,767,278 shares of our common stock at $0.0001 per share. On December 31, 2003 the Common Stock Purchase Agreement was modified such that Mr. Durham relinquished his rights to purchase additional shares of common stock that were to accrue to him in connection with acquisitions that occurred either before or after December 31, 2003.

(3)  Ms. Atherton did not begin to receive salary from us until August 2003.

(4) Pursuant to a Restricted Stock Issuance Agreement dated November 1, 2002, we issued Ms. Atherton 399,931 shares of our common stock at a purchase price of approximately $0.0067 per share in consideration for services previously rendered. Ms. Atherton vests in such shares of common stock over a four year period, pursuant to which she vested in 25% of the shares of common stock on November 1, 2002 and thereafter vests in the remaining shares in equal installments over the 36 month period beginning one year following the grant date. As of December 31, 2003, such shares of common stock had a value of $1,691,708 based upon a market price of our common stock of $4.23 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2003.

(5) Such amounts represent expenses incurred by Ms. Atherton and reimbursed by us in connection with her relocation to our offices in Dallas, Texas.

(6) Pursuant to a Restricted Stock Issuance Agreement dated November 1, 2002, we issued Mr. Davis 299,931 shares of our common stock at a purchase price of approximately $0.0067 per share in consideration for services previously rendered. Mr. Davis vested in such shares of common stock over a four year period, pursuant to which he vested in 25% of the shares of common stock on November 1, 2002 and thereafter vested in the remaining shares in equal installments over the 36 months beginning one year following the grant date. As of his resignation with us effective November 2003, Mr. Davis had vested in 118,730 of the shares of common stock. As of December 31, 2003, such shares of common stock had a value of $500,705 based upon a market price of our common stock of $4.23 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2003.

STOCK OPTION GRANTS

         The following table sets forth information concerning each grant of stock options made during the fiscal year ended December 31, 2003 to each of the named executive officers, except for Mr. Davis who was not granted any stock options during the fiscal year ended December 31, 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------------
                                                                                   MARKET
                                             PERCENT OF TOTAL      EXERCISE       PRICE ON
                         NUMBER OF SHARES    OPTIONS GRANTED      PRICE PER       DATE OF
                            UNDERLYING       TO EMPLOYEES IN        SHARE          GRANT      EXPIRATION
         NAME             OPTIONS GRANTED    FISCAL YEAR (1)      ($/SHARE)     ($/SHARE)(2)     DATE
         ----             ---------------    ---------------      ---------     ------------     ----
James D. Durham........    7,000,000 (3)          91.9%             $0.10          $4.45       12/31/18

Pamela Atherton........     618,224 (4)            8.1%             $0.96          $4.00       12/22/13
_______________

(1) Percentages are based on an aggregate of 7,618,244 options granted to employees during the fiscal year ended December 31, 2003.

(2) The market price on the dates of grant reflects the closing bid price of our common stock on the OTC Bulletin Board on the respective dates of grant.

(3) Mr. Durham is fully vested in the option, which is exercisable by him in accordance with the following schedule: One hundred percent (100%) of the shares of our common stock subject to the option shall be exercisable by Mr. Durham on December 31, 2008. Notwithstanding the foregoing, a certain number of shares subject to the option may be exercised prior to December 31, 2008 upon the closing of certain acquisitions by us.

(4) Ms. Atherton vested 25% of the shares subject to the option on December 22, 2003 and thereafter vests in 1/36 of the remaining shares subject to the option on each month of service after November 1, 2003.

AGGREGATE OPTION EXERCISES IN 2003 AND OPTION VALUES AT DECEMBER 31, 2003

         The following table sets forth certain information, with respect to the named executive officers, concerning the exercise of options during our fiscal year ended December 31, 2003 and unexercised options held by them at the end of that fiscal year, except for Mr. Davis who did not hold any stock options. No stock appreciation rights were exercised by the named executive officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                                              NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED
                                 NUMBER OF                     UNEXERCISED OPTIONS AS OF    IN-THE-MONEY OPTIONS AS OF
                                   SHARES                           DECEMBER 31, 2003          DECEMBER 31, 2003(1)
                                 ACQUIRED ON      VALUE        ---------------------------  ---------------------------
    NAME                          EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
    ----                          --------       --------      -----------   -------------  -----------   -------------
James D. Durham.............          -             -            2,767,278     7,000,000    $11,705,309   $28,910,000
Pamela Atherton.............          -             -              167,436       450,788       $547,516    $1,474,077
_____________

(1) Based on the market price of $4.23 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2003, less the exercise price payable upon exercise of such options.

EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM.

         We entered into an employment agreement with Mr. Durham dated August 14, 2002, which was amended on January 1, 2004. Pursuant to the amended agreement, we agreed to pay Mr. Durham a base salary $320,000 for the 2004 calendar year, subject to adjustment each calendar year thereafter by the board of directors. In the event that Mr. Durham becomes subject to an "involuntary termination," we have agreed to pay severance to Mr. Durham in one lump sum within thirty (30) days of the date of such involuntary termination in an aggregate amount equal to two times his then-current rate of base salary. In addition, for a period of twenty-four months, Mr. Durham would also be provided with life, health and disability plan benefits. In the event that it is determined that any of the foregoing payments or distributions would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Durham would be entitled to receive an additional payment to reimburse him for the taxes paid.

         As used in the agreement, the term "involuntary termination" means the termination of Mr. Durham's employment with us involuntarily upon his discharge, dismissal or our failure to renew the agreement. In addition, the term "involuntary termination" also means his termination, voluntarily or involuntarily, provided such termination occurs in connection with (i) a change in his position with us or any successor which materially reduces his level of responsibility or changes his title from Chairman and Chief Executive Officer,
(ii) a reduction in his level of compensation, (iii) a relocation of his principal place of employment by more than forty-five (45) miles without his written consent, (iv) our failure to qualify for trading on the OTC Bulletin Board within ninety (90) days of the date of the agreement or to continuously be listed for trading on the OTC Bulletin Board or another national securities exchange at all times thereafter, or (v) the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit conducted or heard by or before, or otherwise involving, the Securities and Exchange Commission, the National Association of Securities Dealers or any other federal or state governmental body which has a material adverse effect on the price at which our securities trade and is not principally attributable to his actions or omissions.

         EMPLOYMENT AGREEMENT WITH PAMELA ATHERTON.

         We entered into an Executive Employment Agreement with Ms. Atherton dated December 22, 2003. Pursuant to the agreement, we agreed to pay Ms. Atherton a base salary at the rate of $175,000 per year, which such salary will be reviewed from time to time in accordance with our procedures for adjusting salaries for similarly situated employees and may be adjusted in our sole discretion. In addition, we agreed to issue to Ms. Atherton one or more options to purchase a number of shares of our common stock equal to 5.209% of that aggregate number of shares of our common stock issued or issuable in connection with any acquisitions that we complete on or prior to August 7, 2004. Any such option(s) shall have an exercise price equal to the then current fair market value of our common stock on the date of the issuance of such option(s), as determined in good faith by our board of directors.

         Except for situations in which we terminate Ms. Atherton for "cause" (as defined in the agreement), in the event that we terminate Ms. Atherton's employment or in the event that she resigns for "good reason" she will be eligible to receive an amount, payable in a lump sum, equal to (i) six (6) months of her then-current base salary plus (ii) one month of the base salary for each month of employment beginning on August 7, 2003 in excess of six months but not to exceed twelve months. For purposes of the employment agreement, we may terminate Ms. Atherton for "cause" in the event that she (i) is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (except for misdemeanor resulting from harm caused through the operation of a motor vehicle); (ii) willfully engages in conduct that is in bad faith and materially injurious to us (including misappropriation of trade secrets, fraud or embezzlement); (iii) commits a material, uncured breach of the employment agreement; (iv) willfully refuses to implement or follow a lawful policy or directive that is consistent with the terms of the employment agreement; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Ms. Atherton may terminate the employment agreement for "good reason" upon (i) a change in her position which materially reduces her level of responsibility;
(ii) a reduction in her base salary (unless the base salaries of all executive employees are also proportionately reduced); (iii) a relocation of her principal place of employment by more than fifty (50) miles (excluding her relocation to Dallas, Texas); or (iv) a material breach of the employment agreement by us.

         RESTRICTED STOCK ISSUANCE AGREEMENT WITH PAMELA ATHERTON

         We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002, pursuant to which we issued her 399,931 shares of our common stock at a purchase price of approximately $0.0067 per share. Ms. Atherton vests in such shares of common stock over a four year period, pursuant to which she vested in 25% of the shares of common stock on November 1, 2002 and thereafter vests in the remaining shares in equal installments over the thirty-six months beginning one year after the grant. In the event that Ms. Atherton is subject to an "involuntary termination" within 18 months of our acquisition, she will immediately accelerate in the remaining shares of common stock. As defined in the agreement, an "involuntary termination" shall mean the termination of Ms. Atherton's service which occurs by reason of her involuntary dismissal or discharge for reasons other than "misconduct," or her voluntary resignation following a reduction in her level of compensation (including base salary, fringe benefits) by more than 15% or a relocation of her place of employment by more than fifty miles without her consent. "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets or any other intentional misconduct adversely affecting our business or affairs.

         OPTION GRANT TO PAMELA ATHERTON

         On December 22, 2003, we issued Ms. Atherton an option to purchase up to 618,224 shares of our common stock at an exercise price of $0.96 per share. Ms. Atherton vested 25% of the shares subject to the option on December 22, 2003 and thereafter vests in 1/36 of the remaining shares subject to the option on each month of service after November 1, 2003. In the event that, within 18 months after the acquisition of us by another company, Ms. Atherton is terminated without "cause" or voluntarily with "good reason" within 18 months after the acquisition, she will automatically accelerate vesting in the remaining options. The term "cause" is given the definition as used in any then-effective written agreement between her and us, or if there is no such written agreement, (i) her performance of any act or failure to perform any act in bad faith and to our detriment, (ii) dishonesty, intentional misconduct or material breach of any agreement with us or (iii) the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. "Good reason" is defined to mean a reduction in her base salary to a level more than 15% below that in effect at any time within six months preceding the consummation of the acquisition or requiring her to be based at any place outside a 50-mile radius from her job location prior to the acquisition.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under currently outstanding equity compensation plans. No additional options may be granted under those assumed plans.

                                                          A                       B                      C
--------------------------------------------- -------------------------- -------------------- ------------------------
                                                                                               NUMBER OF SECURITIES
                                                                                                REMAINING AVAILABLE
                                                                                                FOR FUTURE ISSUANCE
                                                                                                   UNDER EQUITY
                                             NUMBER OF SECURITIES TO BE   WEIGHTED AVERAGE      COMPENSATION PLANS
                                               ISSUED UPON EXERCISE OF    EXERCISE PRICE OF    (EXCLUDING SECURITIES
        PLAN CATEGORY                            OUTSTANDING OPTIONS     OUTSTANDING OPTIONS   REFLECTED IN COLUMN A)
--------------------------------------------- -------------------------- -------------------  ------------------------
Equity Compensation Plans                                 -                       -                      -
   Approved by Security Holders
--------------------------------------------- -------------------------- -------------------- ------------------------
Equity Compensation Plans not
   Approved by Security Holders                      10,585,502(1)             $0.14                     _
--------------------------------------------- -------------------------- -------------------- ------------------------
Total                                                10,585,502                $0.14                     _
--------------------------------------------- -------------------------- -------------------- ------------------------
_____________

(1) Consists of (i) an option to purchase 100,000 shares of common stock granted to Thomas F. Herman on December 16, 2003; (ii) an option to purchase 100,000 shares of common stock granted to C. Fred Toney on December 16, 2003; (iii) an option to purchase 618,224 shares of common stock granted to Pamela Atherton on December 22, 2003; (iv) an option to purchase 7,000,000 shares of common stock granted to James D. Durham on December 31, 2003; and (v) rights of Mr. Durham to purchase up to 2,767,278 shares of our common stock pursuant to a Common Stock Purchase Agreement dated May 15, 2002.

         In December 2003, we issued to each of Thomas Herman and C. Fred Toney, members of our board of directors, an option to purchase 100,000 shares of our common stock with an exercise price of $0.96 in connection with their respective appointments to our board of directors. Such options have a ten year term and vest over a three year period, with one third of the shares subject to the option vesting after the first year and the remainder of the shares subject to the option vesting in equal amounts over the next twenty-four months thereafter.

         As discussed above, on December 22, 2004, we issued Pamela Atherton an option to purchase up to 618,224 shares of our common stock at an exercise price of $0.96 per share.

         In May 2002, we entered into a Common Stock Purchase Agreement with James D. Durham pursuant to which he is entitled to purchase 2,767,278 shares of our common stock at $0.0001 per share. In addition, in December 2002, we issued to Mr. Durham an option to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.10 per share. For further discussion of the option, please see "Certain Relationships and Related Party Transactions - Employment, Bonus and Option Agreements with Executive Officers."

AUDIT COMMITTEE REPORT ON INDEPENDENT AUDITORS

         THE FOLLOWING IS THE REPORT DELIVERED BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS WITH RESPECT TO THE PRINCIPAL FACTORS CONSIDERED BY THE COMMITTEE IN ITS OVERSIGHT OF THE OUR ACCOUNTING, AUDITING AND FINANCIAL REPORTING PRACTICES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003.

         In accordance with its written charter adopted by the board of directors, the audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Crdentia. Our independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.

         In discharging its oversight responsibility as to the audit process, the audit committee has received from the independent auditors, BDO Seidman, LLP, the written disclosures and the letter describing all relationships between the auditors and Crdentia that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence.

         The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         The audit committee reviewed and discussed the audited financial statements of Crdentia as of and for the fiscal year ended December 31, 2003 with management and the independent auditors.

         Based on the above, the audit committee recommended to the board of directors that Crdentia's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.



                                              AUDIT COMMITTEE

                                              Joseph M. DeLuca
                                              Robert P. Oliver
                                              C. Fred Toney

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


ISSUANCE OF CONVERTIBLE SUBORDINATED PROMISSORY NOTES

         In September 2003, we issued $675,000 in principal amount of convertible subordinated promissory notes to six investors. We issued additional notes in the aggregate principal amount of $235,000 in September and October 2003 and December 2004. Subject to the conversion provisions set forth in the notes, the unpaid principal together with all accrued interest on the notes is due and payable in full one year following the issuance date of each such note. Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments.

         Three of the purchasers of the notes included Joseph M. DeLuca, Robert
P. Oliver and James D. Durham. Messrs. DeLuca and Oliver are current members of our board of directors and our audit committee. Messrs. DeLuca and Oliver purchased, together with an affiliate of Mr. DeLuca's, notes in the aggregate principal amount of $125,000. Mr. Durham, a member of our board of directors and our Chairman and Chief Executive Officer, purchased a note in the principal amount of $50,000.

ACQUISITION OF NEW AGE STAFFING, INC.

         In September 2003, we completed our acquisition of New Age Staffing, Inc., a Texas corporation, pursuant to the terms of an Agreement and Plan of Reorganization dated September 15, 2003. The aggregate merger consideration consisted of 6,884,614 shares of our common stock and $2,050,000 in cash, $400,000 of which was paid on the closing date, $265,000 of which was to be paid on or prior to October 15, 2003 and $1,650,000 of which is to be paid in 21 consecutive equal monthly installments beginning January 15, 2004. As a result of the acquisition, two of the former stockholders of New Age Staffing, Inc. - Nicholas Liuzza, Sr. and Nicholas Liuzza, Jr. - each own a number of shares of our common stock in excess of 5% of the total number of shares of our issued and outstanding common stock. In addition, approximately 70% of the $1,650,000 in notes payable to the former stockholders of New Age Staffing, Inc. is payable to these two stockholders. We also entered into an Executive Employment Agreement with Mr. Liuzza, Jr. in connection with the acquisition.

ACQUISITION OF NURSES NETWORK, INC.

         In October 2003, we completed our acquisition of Nurses Network, Inc., a California corporation, pursuant to an Agreement and Plan of Reorganization dated July 16, 2003, as amended on September 9, 2003. The aggregate merger consideration is equal to sixty percent of the sum of Nurses Network, Inc.'s revenue for the six consecutive fiscal quarters commencing with the fiscal quarter ending September 30, 2003 and will be payable solely in shares of our common stock. Subject to the terms and conditions of the merger agreement, we made an advance closing payment of 118,084 shares of our common stock to the former stockholders of Nurses Network, Inc. at the closing. Robert Kenneth, a member of our board of directors, was a director, officer and stockholder of Nurses Network, Inc., and at closing 59,042 shares of common stock were issued to the Kenneth Family Trust U/A 3/11/87.

ACQUISITION OF PSR NURSES, LTD.

         In December 2003, we completed our acquisition of PSR Nurse Recruiting, Inc., a Texas corporation, and PSR Nurses Holdings Corp., a Texas corporation, pursuant to an Agreement and Plan of Reorganization dated November 4, 2003. PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. are the holders of the general and limited partnership interests, respectively, of PSR Nurses, Ltd., a Texas limited partnership. The aggregate merger consideration included 3,586,412 shares of our common stock and the issuance by us of $3,925,000 in convertible subordinated promissory notes to former creditors of PSR Nurses, Ltd. As a result of the acquisition, two of the former stockholders and creditors of PSR Nurses, Ltd. - Cynthia Permenter and Robin D. Riddle - each own a number of shares of our common stock (together with shares issuable upon conversion of certain convertible subordinated promissory notes) in excess of 5% of the total number of shares of our issued and outstanding common stock.

ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

         In December 2003, we issued an aggregate of 1,750,000 shares of Series A convertible preferred stock at a per share price of $1.00 to two investors. The holders of the Series A convertible preferred stock will be entitled to a receive a dividend on each of the three-month, six-month, nine-month and twelve-month anniversary of the date of the issuance in an amount equal to .025 shares of common stock for each share of outstanding Series A convertible preferred stock held by them. In the event of any liquidation or winding up of Crdentia Corp., the holders of the Series A convertible preferred stock will be entitled to receive in preference to the holders of common stock an amount equal to their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of Series A convertible preferred stock (treated on an as-if converted into common stock basis) and common stock until the holders of Series A convertible preferred stock shall have received, in the aggregate, an amount equal to three times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series A convertible preferred stock will be automatically converted into common stock at an initial conversion ratio of one-to-one upon the earlier of (i) the closing of an underwritten public offering of our common stock pursuant to a registration statement under the Securities Act of 1933, with aggregate net proceeds of at least $10 million or (ii) one year from the date of the issuance of such shares. In addition, the holders of such shares of Series A convertible preferred stock will be entitled to the registration rights set forth in the Registration Rights Agreement dated December 17, 2003 by and among us and such holders.

         MedCap Partners, L.P. purchased 1,000,000 shares of Series A convertible preferred stock issued by us. C. Fred Toney, a member of our board of directors, is managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P.

EMPLOYMENT, BONUS AND OPTION AGREEMENTS WITH EXECUTIVE OFFICERS

         We have entered into Employment Agreements with James D. Durham, our Chairman and Chief Executive Officer, and Pamela Atherton, our President. For a description of such agreements, please see "Executive Officers - Employment Contracts, Severance Agreements and Change of Control Arrangements."

         We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002 and an Option Agreement dated December 16, 2003, pursuant to which she may receive accelerated vesting in the shares of common stock purchased thereby or underlying the option in the event that she is terminated within 18 months of our acquisition. For a description of such agreements, please see "Executive Officers - Employment Contracts, Severance Agreements and Change of Control Arrangements."

         We entered into a Common Stock Purchase Agreement dated May 15, 2002 with Mr. Durham, pursuant to which Mr. Durham had the right to purchase at a purchase price of $0.0001 per share, up to a number of additional shares of our common stock equal to 25% of the aggregate number of additional shares of our common stock and other securities convertible into common stock issued or issuable in connection with any acquisitions we complete on or before August 7, 2004. We have issued an aggregate of 11,069,110 shares as consideration for our four completed acquisitions of Baker Anderson Christie, Inc., New Age Staffing, Inc., Nurses Network, Inc., PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. As a result of the completion of these acquisitions, Mr. Durham has the right to purchase up to 2,767,278 shares of our common stock at $0.0001 per share.

         In December 2003, our board of directors approved certain modifications to our current equity arrangements with Mr. Durham. In connection with these modifications, Mr. Durham agreed to relinquish certain rights pursuant to the Common Stock Purchase Agreement to purchase additional shares of our common stock that accrue to him after December 31, 2003 in connection with acquisitions that occur either before or after December 31, 2003. With respect to Mr. Durham's rights to purchase an additional 2,767,278 shares of Common Stock that accrued to him prior to such date, we agreed to extend Mr. Durham's right to purchase such additional shares to fifteen years after the Vesting Expiration Date (as defined in the Common Stock Purchase Agreement). In consideration for Mr. Durham's modification of his purchase right, our board of directors approved the issuance to him of an option (the "Option") to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.10 per share, which expires on December 31, 2018. Mr. Durham is fully vested in the Option, which is exercisable by him in accordance with the following schedule: One hundred percent (100%) of the shares of our common stock subject to the Option shall be exercisable by Mr. Durham on December 31, 2008. Notwithstanding the foregoing, a certain number of shares of common stock subject to the Option may be exercised prior to December 31, 2008 upon the closing of certain acquisitions by us. In addition to the issuance of the Option, we also entered into a Bonus and Other Agreement with Mr. Durham pursuant to which we agreed to pay to Mr. Durham cash bonuses in the amount of $540,000 on December 31, 2006 and January 4, 2007.

STOCK AND OPTION AGREEMENTS WITH DIRECTORS

         In October 2002, we entered into a Restricted Stock Issuance Agreement with each of Robert Kenneth and Joseph M. DeLuca pursuant to which we issued each of them 100,000 shares of common stock at a per share price of $0.0067. In November 2002, we entered into a Restricted Stock Issuance Agreement with Robert Oliver pursuant to which we issued him 100,000 shares of common stock at a per share price of $0.0067. Mr. Kenneth, Mr. DeLuca and Mr. Oliver are members of our board of directors. Each of the directors vests in the shares of common stock over a period of thirty six months. In the event that any of the directors is subject to an "involuntary termination" within 18 months of our acquisition, he will immediately accelerate in the remaining shares of common stock. As defined in the agreement, an "involuntary termination" shall mean the termination of the director's service which occurs by reason of his involuntary dismissal or discharge for reasons other than "misconduct." "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets or any other intentional misconduct adversely affecting our business or affairs.

         In December 2003, we issued to each of Thomas Herman and C. Fred Toney, members of our board of directors, an option to purchase 100,000 shares of our common stock with an exercise price of $0.96 in connection with their respective appointments to our board of directors. For further discussion regarding these options grants, please see "Executive Compensation - Equity Compensation Plan Information."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

         Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our common stock, we believe that, during the period from January 1, 2003 through December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner, with the exception of the inadvertent failure to file Form 4 notices for the following stock purchases and option grants: (i) a purchase by Mr. Durham of 980,000 shares of common stock on May 16, 2003, which was reflected in a Form 4 filing made on May 19, 2003; (ii) a purchase by Mr. Durham of 47,142 shares of common stock on September 19, 2003, which was reflected in a Form 4 filing made on September 22, 2003; (iii) a purchase by Mr. Oliver of 47,143 shares of common stock on September 19, 2003, which was reflected in a Form 4 filing made on September 22, 2003; (iv) a purchase by Mr. DeLuca of 70,715 shares of common stock on September 19, 2003, which was reflected in a Form 4 filing made on September 22, 2003; and (v) the grant of an option to purchase 100,000 shares of common stock to Mr. Toney on December 16, 2003, which was reflected in a Form 4 filing made on December 23, 2003.

                STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

         Stockholder proposals that are intended to be presented at our 2005 Annual Meeting must be received by our Secretary, William S. Leftwich, at 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254, no later than December 29, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in our bylaws. In addition, the proxy solicited by the board of directors for the 2005 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 14, 2005.

                                  OTHER MATTERS

FORM 10-KSB

         Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 was filed with the Securities and Exchange Commission on March 30, 2004. Upon written request to our Secretary, William S. Leftwich, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-KSB may be made available without charge.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

         In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. We are instituting this householding procedure for all consenting accounts for the 2004 proxy season. However, upon written request to our Secretary, William S. Leftwich, at the address of our principal executive offices, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

         A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

         The board of directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

         It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                             By Order of the Board of Directors,


                                             /s/ James D. Durham

                                             James D. Durham
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER



April 28, 2004
Dallas, Texas

PROXY                             CRDENTIA CORP.                           PROXY


              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 27, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints James D. Durham and William S. Leftwich, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Crdentia Corp. (the "Company") to be held on Thursday, May 27, 2004, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 27, 2004 and the Proxy Statement.


THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


                (Continued and to be signed on the Reverse Side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS LISTED BELOW AND A VOTE FOR EACH OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW.
--------------------------------------------------------------------------------


1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize a reverse stock split of the Company's common stock.

           |_| FOR                  |_| AGAINST                 |_|  ABSTAIN

2. To elect two (2) directors to the Board of Directors of the Company to serve during the ensuring year or until their successors are duly elected and qualified.

           |_| FOR all nominees      |_| WITHHOLD               |_|  EXCEPTIONS
               listed below              AUTHORITY to
                                         vote for all
                                         nominees listed
                                         below

     NOMINEES:  Robert J. Kenneth and Robert P. Oliver.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK THE "EXCEPTIONS" BOX AND WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE SPACE PROVIDED BELOW.)

     EXCEPTIONS_________________________________________________________________


3. To approve the Company's 2004 Stock Incentive Plan, pursuant to which an aggregate of 2,400,000 shares of the Company's common stock will be authorized for issuance thereunder.

           |_| FOR                  |_| AGAINST                 |_|  ABSTAIN


4. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

           |_| FOR                  |_| AGAINST                 |_|  ABSTAIN


5. In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.


         Dated:  ________________________________, 2004

         ______________________________________________
                            Signature
         ______________________________________________
                            Signature

         ______________________________________________
                            Title(s)

     NOTE: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                                                                      APPENDIX A

                           CERTIFICATE OF AMENDMENT TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 CRDENTIA CORP.


         Crdentia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The name under which the Corporation was originally incorporated was Digivision International, Ltd.

         SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 10, 1997.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 142 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph (A) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

                  "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which this corporation is authorized to issue is fifty million (50,000,000), and the total number of shares of Preferred Stock which this corporation is authorized to issue is ten million (10,000,000). Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [*] shares of this corporation's Common Stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of this corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the fair market value of the Common Stock as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware as determined by this corporation's Board of Directors."

         FOURTH: This Certificate of Amendment to Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, Crdentia Corp. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of _____________, 2004.



                                            By:
                                                --------------------------------
                                                James D. Durham,
                                                Chief Executive Officer



___________________

* By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock between and including two (2) and five (5) into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE

                                 CRDENTIA CORP.


                              AUTHORITY AND PURPOSE

         The Audit Committee of Crdentia Corp. (the "Corporation") is appointed by the Corporation's Board of Directors (the "Board") to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the "Committee") shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation's Bylaws and applicable law.

                               STATEMENT OF POLICY

         The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") applicable to Nasdaq listed issuers.

                       COMMITTEE STRUCTURE AND MEMBERSHIP

         The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

         Each member of the Committee shall be an independent director. For purposes hereof, an "independent director" shall be one:

         1. who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation, and

         2. who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

         At least one member of the Committee shall be an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K, having (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements (or experience actively supervising one or more persons engaged in such activities), (iv) an understanding on internal controls and procedures for financial reporting and (v) an understanding of audit committee functions.

         Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual's possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

                                     POWERS

         The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Corporation's stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

                                RESPONSIBILITIES

         The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation's stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

         In meeting its responsibilities, the Committee is expected to:

         1.       Review and reassess the adequacy of this Charter annually.

         2.       With respect to the Corporation's independent auditors:

                  a. The Committee is responsible for the appointment, compensation and oversight of the work of the Corporation's independent auditors. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation's stockholders.

                  b. Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall request that the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

         3. Review and concur with management on the need for an internal audit department.

         4. Review and discuss with management, before release, the audited financial statements and the Management's Discussion and Analysis proposed to be included in the Corporation's Annual Report on Form 10-K or 10-KSB. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation's Annual Report on Form 10-K or 10-KSB.

         5. In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

                  a. The Corporation's annual financial statements and related notes.

                  b. The independent auditors' audit of the financial statements and their report thereon.

                  c. The independent auditors' reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

                  d. Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

         6. If the Committee determines that it is appropriate, with such assistance from the independent auditors, internal audit department, if any, and/or management, as the Committee shall request, the Committee shall consider and review the following:

                  a. Any significant changes required in the independent auditors' audit plan.

                  b. Any difficulties or disputes with management encountered during the course of the audit.

                  c. The adequacy of the Corporation's system of internal financial controls.

                  d. The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company's financial statements.

                  e. Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

                  f. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

         7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

         8. Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

         9. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

         10. Prepare a report in the Corporation's proxy statement in accordance with SEC requirements.

         11. To the extent appropriate or necessary, it is advisable that Committee review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

         12. To the extent that it is practical, it is recommended that one or more members of the Committee periodically review, before release, the unaudited operating results in the Corporation's quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

         13. To the extent that it is practical, it is recommended that one or more members of the audit committee meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

                                                                      APPENDIX C

                                 CRDENTIA CORP.
                            2004 STOCK INCENTIVE PLAN

         1. PURPOSES OF THE PLAN. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. DEFINITIONS. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

                  (a) "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

                  (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b 2 promulgated under the Exchange Act.

                  (c) "APPLICABLE LAWS" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

                  (d) "ASSUMED" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

                  (e) "AWARD" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

                  (f) "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                  (g) "BOARD" means the Board of Directors of the Company.

                  (h) "CAUSE" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

                  (i) "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i) the direct or indirect acquisition by any person
or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d 3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

                           (ii) a change in the composition of the Board over a
period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                  (j) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (k) "COMMITTEE" means any committee composed of members of the Board appointed by the Board to administer the Plan.

                  (l) "COMMON STOCK" means the common stock of the Company.

                  (m) "COMPANY" means Crdentia Corp., a Delaware corporation, or any successor corporation that adopts the Plan in connection with a Corporate Transaction..

                  (n) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (o) "CONTINUING DIRECTORS" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six
(36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                  (p) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

                  (q) "CORPORATE TRANSACTION" means any of the following transactions:

                           (i) a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           (ii) the sale, transfer or other disposition of all
or substantially all of the assets of the Company;

                           (iii) the complete liquidation or dissolution of the
Company;

                           (iv) any reverse merger or series of related
transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

                           (v) acquisition in a single or series of related
transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

                  (r) "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                  (s) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

                  (t) "DISABILITY" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

                  (u) "DIVIDEND EQUIVALENT RIGHT" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

                  (v) "EMPLOYEE" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (w) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (x) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on one or more
established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted on an
automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (iii) In the absence of an established market for the
Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                  (y) "GRANTEE" means an Employee, Director or Consultant who receives an Award under the Plan.

                  (z) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

                  (aa) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  (bb) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (cc) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

                  (dd) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (ee) "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                  (ff) "PLAN" means this 2004 Stock Incentive Plan.

                  (gg) "RELATED ENTITY" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

                  (hh) "REPLACED" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

                  (ii) "RESTRICTED STOCK" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

                  (jj) "RESTRICTED STOCK UNITS" means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

                  (kk) "RULE 16b-3" means Rule 16b 3 promulgated under the Exchange Act or any successor thereto.

                  (ll) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

                  (mm) "SHARE" means a share of the Common Stock.

                  (nn) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 2,400,000 Shares, plus an annual increase to be added on the first business day of each calendar year beginning in 2005 equal to the lesser of (x) 3,000,000 Shares, (y) five percent (5%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

         4. ADMINISTRATION OF THE PLAN.

            (a) PLAN ADMINISTRATOR.

                  (i) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b 3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (ii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                  (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                  (iv) ADMINISTRATION ERRORS. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

            (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                  (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                  (ii) to determine whether and to what extent Awards are granted hereunder;

                  (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                  (iv) to approve forms of Award Agreements for use under the Plan;

                  (v) to determine the terms and conditions of any Award granted hereunder;

                  (vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

                  (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

                  (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

                  (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

            (c) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

         5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

         6. TERMS AND CONDITIONS OF AWARDS.

            (a) TYPES OF AWARDS. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

            (b) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

            (c) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin,
(vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

            (d) ACQUISITIONS AND OTHER TRANSACTIONS. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

            (e) DEFERRAL OF AWARD PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

            (f) SEPARATE PROGRAMS. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

            (g) INDIVIDUAL LIMITATIONS ON AWARDS.

                  (i) INDIVIDUAL LIMIT FOR OPTIONS AND SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 1,000,000 Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

                  (ii) INDIVIDUAL LIMIT FOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below.

                  (iii) DEFERRAL. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

            (h) EARLY EXERCISE. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

            (i) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

            (j) TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

            (k) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

         7. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

            (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

                  (i) In the case of an Incentive Stock Option:

                           (A) granted to an Employee who, at the time of the
grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                           (B) granted to any Employee other than an Employee
described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of Options or SARs intended to qualify as Performance-Based Compensation, the exercise or base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of other Awards, such price as is determined by the Administrator.

                  (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

            (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

                  (i) cash;

                  (ii) check;

                  (iii) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

                  (iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                  (v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

            (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

         8. EXERCISE OF AWARD.

            (a) Procedure for Exercise; Rights as a Stockholder.

                  (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                  (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

            (b) Exercise of Award Following Termination of Continuous Service.

                  (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

                  (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                  (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         9. CONDITIONS UPON ISSUANCE OF SHARES.

            (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares,
(ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. CORPORATE TRANSACTIONS AND CHANGES IN CONTROL.

            (a) TERMINATION OF AWARD TO EXTENT NOT ASSUMED IN CORPORATE TRANSACTION. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

            (b) ACCELERATION OF AWARD UPON CORPORATE TRANSACTION OR CHANGE IN CONTROL. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the

Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

            (c) EFFECT OF ACCELERATION ON INCENTIVE STOCK OPTIONS. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of
Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

         12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

         13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

            (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

            (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c) No suspension or termination of the Plan (including termination of the Plan under Section 11(b), above) shall adversely affect any rights under Awards already granted to a Grantee.

         14. RESERVATION OF SHARES.

            (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

         16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         17. UNFUNDED OBLIGATION. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments,

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including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

         18. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.


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